Exhibit 99.1

Neos Therapeutics Appoints Jerry McLaughlin as Chief Executive Officer

-  Mr. McLaughlin brings decades of operational and commercial biopharmaceutical industry experience  -

Dallas/Fort Worth, Texas, June 27, 2018 — Neos Therapeutics, Inc. (Nasdaq: NEOS), a pharmaceutical company focused on developing, manufacturing and commercializing innovative extended-release (XR) products using its proprietary modified-release drug delivery technologies, today announced that Jerry McLaughlin has been appointed as Chief Executive Officer of Neos, effective today, June 27, 2018. He also will serve on the company’s board of directors.

Mr. McLaughlin joins Neos from CNS biopharmaceutical company, AgeneBio, where he was President and Chief Executive Officer since June 2014. Prior to joining AgeneBio, he served as the Senior Vice President and Chief Commercial Officer of NuPathe Inc. until the company was acquired by Teva Pharmaceuticals Industries Ltd. in 2014. Previously, Mr. McLaughlin was at Endo Pharmaceuticals from 2001 to 2007 and served in a variety of commercial leadership roles at Merck from 1990 to 2001. He holds a B.A. in Economics from Dickinson College and an M.B.A. from Villanova University.

Mr. McLaughlin’s appointment follows the mutual decision by Vipin K. Garg, Ph.D. and the Board of Directors for Dr. Garg to resign as Chief Executive Officer, President and Director of Neos. Dr. Garg will serve as an advisor to the company through the end of July 2018 to assist with Mr. McLaughlin’s transition.

“We are very excited to have Jerry join Neos as CEO. His experience growing commercial organizations and bringing products through the pipeline will be invaluable as Neos enters this next stage of its growth,” said Alan Heller, Chairman of the company’s Board of Directors. “We would like to thank Vipin for all his contributions to Neos and wish him continued success in his future endeavors. Vipin has made a profound impact at Neos evolving the company into the commercial organization it is today.”

“Neos has a unique commercial franchise of three ADHD products with strong growth potential in a large market. I look forward to working with the whole team to increase the market share for these products, advance the development pipeline and contribute to the overall growth of the company at this next stage,” said Jerry McLaughlin, Chief Executive Officer of Neos.

“For the last several years, it has been an exciting time leading Neos. I have been proud to oversee a team of talented individuals and lead them through the company’s successful IPO in 2015 and the commercial launch of our three branded products for the treatment of ADHD,” reflected Dr. Garg. “I look forward to seeing the company continue to advance and grow under Jerry’s leadership.”

The compensation committee of Neos’ board of directors granted Mr. McLaughlin an option to purchase 600,000 shares of Neos common stock (the “Time-Based Option”) pursuant to the Neos Therapeutics, Inc. 2018 Inducement Plan. The Time-Based Option will vest in four equal annual installments over the four-year period following Mr. McLaughlin’s employment start date, subject to his continued service to Neos through each relevant vesting date. The Time-Based Option has an exercise price of $6.20, equal to the per share closing price of Neos’ common stock as reported by Nasdaq on June 27, 2018. In addition, the compensation committee of Neos’ board of directors will grant Mr. McLaughlin an option to purchase 200,000 shares of Neos common stock (the “Performance-Based Option”), pursuant to the Neos Therapeutics, Inc. 2018 Inducement Plan. 50% of the Performance-Based Option will be subject to vesting upon achievement of certain performance metrics during the first year following Mr. McLaughlin’s employment start date and 50% of the Performance-Based Option will be subject to vesting upon achievement of certain performance metrics during the second year following Mr. McLaughlin’s employment start date, subject to his continued service to Neos through each relevant vesting date. The Performance-Based Option will have an exercise price equal to the closing price of Neos’ common stock as reported by Nasdaq on the effective date of grant.

These stock options were or will be granted outside of Neos’ current stockholder-approved stock option and incentive plan, were or will be approved by the compensation committee of Neos’ board of directors and are subject to the terms of the Neos Therapeutics, Inc. 2018 Inducement Plan, the individual award agreements and Mr. McLaughlin’s employment agreement. Neos agreed to grant these stock options as a material inducement to Mr. McLaughlin’s employment and these options are intended to qualify as “employment inducement awards” within the meaning of NASDAQ Listing Rule 5635(c)(4).

About Neos Therapeutics

Neos Therapeutics, Inc. (Nasdaq: NEOS) is a pharmaceutical company focused on developing, manufacturing and commercializing products utilizing its proprietary modified-release drug delivery technology platforms. Adzenys XR-ODT® (amphetamine) extended-release orally disintegrating tablets (see Full Prescribing Information, including Boxed WARNING), Cotempla XR-ODT® (methylphenidate) extended-release orally disintegrating tablets (see Full Prescribing Information, including Boxed WARNING), and Adzenys-ER™ (amphetamine) extended-release oral suspension (see Full Prescribing Information, including Boxed WARNING), all for the treatment of ADHD, are the first three approved products using the company’s extended-release technology platform. In addition, Neos manufactures and markets its generic version of the branded product Tussionex®(1), an extended-release oral suspension of hydrocodone and chlorpheniramine for the relief of cough and upper respiratory symptoms of a cold (see Full Prescribing Information, including Boxed WARNING). Additional information about Neos is available at www.neostx.com.

(1)Tussionex® is a registered trademark of the UCB Group of Companies.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the size of the company’s market, its ability to increase its market share, the commercialization of Adzenys XR-ODT, Cotempla XR-ODT and Adzenys ER, its marketing plans, the therapeutic potential of Neos’ products and the research and development plan for its potential product candidates. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern the company’s expectations, strategy, plans or intentions. These forward-looking statements reflect Neos’ current views about its expectations, strategy, plans, prospects or intentions, which are based on the information currently available to Neos and on assumptions the company has made. Although the company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, they can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond the company’s control including, without limitation, its ability to market and sell its products, the inherent uncertainty of drug research and development, and other risks set forth under the caption “Risk Factors” in its most recently filed Annual Report on Form 10-K as updated by its subsequently filed other SEC filings, including its Quarterly Report(s) on Form 10-Q. Neos assumes no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Contacts:

Richard Eisenstadt

Chief Financial Officer

Neos Therapeutics

(972) 408-1389

reisenstadt@neostx.com

Sarah McCabe

Stern Investor Relations, Inc.

(212) 362-1200

sarah@sternir.com